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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Lions Gate Entertainment Corp. of our report dated December 23, 2011 relating to the financial statements of Studio 3 Partners L.L.C., which appears in Lions Gate Entertainment Corp.'s Current Report on Form 8-K filed on March 22, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 10, 2012

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm